Exhibit (d)(5)

JOINT FILING AGREEMENT AND POWER OF ATTORNEY

Each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by or of such party under Section 13, Section 14 or Section 16 of the Securities Exchange Act of 1934 or any rule or regulation thereunder and any amendment, restatement, supplement, modification or exhibit of or to such filing (and the filing, furnishing and/or incorporation by reference hereof as an exhibit thereto) and that the foregoing agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

Each party hereto hereby constitutes and appoints any authorized signatory of FUJIFILM Holdings Corporation, a corporation organized under the laws of Japan, as a true and lawful attorney-in-fact and agent of such party (with full power of substitution and resubstitution and otherwise full power and authority for, in the name of and on behalf of such party, in any and all capacities) to (i) execute and file any filing required by or of such party under Section 13, Section 14 or Section 16 of the Securities Exchange Act of 1934 or any rule or regulation thereunder (and any amendment, restatement, supplement, modification or exhibit of or to such filing) for, in the name of and on behalf of such party and (ii) perform any other act that such attorney-in-fact and agent determines may be necessary or appropriate in connection with any foregoing item or matter, in any case, for, in the name of and on behalf of such party, granting unto each such attorney-in-fact and agent full power and authority to do and perform each act and thing necessary or appropriate to be done or performed in and about the premises, as fully to all intents and purposes as such party might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent shall do or cause to be done by virtue hereof. Each party hereto hereby agrees and acknowledges that (x) such party has requested and is hereby requesting that each such attorney-in-fact and agent serve in such capacity and (y) no such attorney-in-fact and agent has assumed, is assuming or will assume (or has agreed, is agreeing or will agree to assume) any obligation or responsibility of such party to comply with Section 13, Section 14 or Section 16 of the Securities Exchange Act of 1934 (or any rule or regulation thereunder) in such capacity or otherwise pursuant hereto or in connection herewith.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement and Power of Attorney as of the 3rd day of April, 2015.

FUJIFILM HOLDINGS CORPORATION

By:	/s/ Shigehiro Nakajima
Name: Shigehiro Nakajima
Title: President and Chief Operating Officer, Representative Director

FUJIFILM CORPORATION

By:	/s/ Shigehiro Nakajima
Name: Shigehiro Nakajima
Title: President and Chief Operating Officer, Representative Director

FUJIFILM HOLDINGS AMERICA CORPORATION

By:	/s/ Shigeru Sano
Name: Shigeru Sano
Title: President

BADGER ACQUISITION CORPORATION

By:	/s/ Yuzo Toda
Name: Yuzo Toda
Title: President